Exhibit 1.1

Date and Time: July 17, 2018 02:26 PM Pacific Time

Mailing Address: PO Box 9431 Stn Prov Govt Victoria BC V8W 9V3 www.corporateonline.gov.bc.ca	Location: 2nd Floor - 940 Blanshard Street Victoria BC 1 877 526-1526

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: November 1, 2017 01:46 PM Pacific Time

Incorporation Number: BC021826

Recognition Date: Incorporated on October 17, 1980

NOTICE OF ARTICLES

Name of Company:

STARCORE INTERNATIONAL MINES LTD.

REGISTERED OFFICE INFORMATION

Mailing Address: SUITE 750 580 HORNBY STREET VANCOUVER BC V6C 3B6 CANADA	Delivery Address: SUITE 750 580 HORNBY STREET VANCOUVER BC V6C 3B6 CANADA

RECORDS OFFICE INFORMATION

Mailing Address: SUITE 750 580 HORNBY STREET VANCOUVER BC V6C 3B6 CANADA	Delivery Address: SUITE 750 580 HORNBY STREET VANCOUVER BC V6C 3B6 CANADA

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DIRECTOR INFORMATION

Last Name, First Name, Middle Name: SUMANIK, KEN

Mailing Address: 6531 DAKOTA DR RICHMOND BC V7C4X5	Delivery Address: 6531 DAKOTA DR RICHMOND BC V7C4X5

Last Name, First Name, Middle Name: EADIE, ROBERT

Mailing Address: SUITE 750 580 HORNBY STREET VANCOUVER BC V6C 3B6 CANADA	Delivery Address: SUITE 750 580 HORNBY STREET VANCOUVER BC V6C 3B6 CANADA

Last Name, First Name, Middle Name: Kent, Cory H.

Mailing Address: 1500 ROYAL CENTRE 1055 WEST GEORGIA STREET P.O. BOX 1117 VANCOUVER BC V6E 4N7 CANADA	Delivery Address: 1500 ROYAL CENTRE 1055 WEST GEORGIA STREET P.O. BOX 1117 VANCOUVER BC V6E 4N7 CANADA

Last Name, First Name, Middle Name: Arca, Gary

Mailing Address: SUITE 750 580 HORNBY STREET VANCOUVER BC V6C 3B6 CANADA	Delivery Address: SUITE 750 580 HORNBY STREET VANCOUVER BC V6C 3B6 CANADA

Last Name, First Name, Middle Name: ESTRA, JORDAN

Mailing Address: 5888 NORTH OCEAN BLVD OCEAN RIDGE FL 33435 UNITED STATES	Delivery Address: 5888 NORTH OCEAN BLVD OCEAN RIDGE FL 33435 UNITED STATES

Last Name, First Name, Middle Name: VILLASENOR, FEDERICO

Mailing Address: PANZACOLA 15 COYOACAN MEXICO, D.F. 04000 MEXICO	Delivery Address: PANZACOLA 15 COYOACAN MEXICO, D.F. 04000 MEXICO

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Last Name, First Name, Middle Name: Garcia, Salvador

Mailing Address: SUITE 750, 580 HORNBY STREET VANCOUVER BC V6C 3B6 CANADA	Delivery Address: SUITE 750, 580 HORNBY STREET VANCOUVER BC V6C 3B6 CANADA

Last Name, First Name, Middle Name: TANYA, LUTZKE

Mailing Address: SUITE 750, 580 HORNBY STREET VANCOUVER BC V6C 3B6 CANADA	Delivery Address: SUITE 750, 580 HORNBY STREET VANCOUVER BC V6C 3B6 CANADA

AUTHORIZED SHARE STRUCTURE

1. No Maximum	common Shares	Without Par Value Without Special Rights or Restrictions attached

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